Exhibit 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM  T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF

A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF

A TRUSTEE PURSUANT TO SECTION 305(b)(2)

J. P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

95-4655078
(State of incorporation if not a national bank)	(I.R.S. employer identification No.)

560 Mission Street, Floor 13 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

William H. McDavid

General Counsel

270 Park Avenue

New York, New York 10017

Tel:  (212) 270-2611

(Name, address and telephone number of agent for service)

Zions Bancorporation

(Exact name of obligor as specified in its charter)

Utah

87-0227400

(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification No.)

One South Main Street, Suite 1134 Salt Lake City, Utah

84111

(Address of principal executive offices)	(Zip Code)

Junior Subordinated Debentures

Guarantees of Preferred Securities issued by Zions Capital Trust B, Zions Capital Trust C and Zions Capital Trust D

(Title of the indenture securities)

Item 1.     General Information. Furnish the following information as to the trustee:

(a)            Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency, Washington, D.C.; Board of Governors of the Federal Reserve System, Washington, D.C.

(b)            Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.     Affiliations with Obligor. If the Obligor is an affiliate of the trustee, describe each such affiliation.

No such affiliation exists with the trustee.

Item 16. List of Exhibits. List below all exhibits filed as part of this Statement of Eligibility.

Exhibit 1.                          A copy of the articles of association of the trustee as now in effect (see Exhibit 1 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 2.                          A copy of the certificate of authority of the trustee to commence business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 3.                          A copy of the authorization of the trustee to exercise corporate trust powers (contained in Exhibit 2).

Exhibit 4.                          A copy of the existing by–laws of the trustee (see Exhibit 4 to Form T-1 filed in connection with Form 8K of the Southern California Water Company filing, dated December 7, 2001, which is incorporated by reference).

Exhibit 5.                          Not applicable.

Exhibit 6.                          The consent of the trustee required by Section 321 (b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 333-41329, which is incorporated by reference).

Exhibit 7.                          A copy of the latest report of condition of the trustee, published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.                          Not applicable.

Exhibit 9.                          Not applicable.

SIGNATURE

                    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, J. P. Morgan Trust Company, National Association, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco and State of California, on the 2nd day of August, 2002.

J. P. Morgan Trust Company, National Association

By	/s/ Mitch Gardner
Mitch Gardner
Vice President

Exhibit 7.                Report of Condition of the Trustee.

Consolidated Report of Condition of                 J.P. Morgan Trust Company, N.A., (formerly Chase Manhattan Bank and Trust Company, N.A.)

                                                                                                      (Legal Title)

Located at	1800 Century Park East, Ste. 400	Los Angeles,	CA	90067
	(Street)	(City)	(State)	(Zip)

as of close of business on                    June 30, 2002

ASSETS     DOLLAR AMOUNTS IN THOUSANDS

1.	Cash and balances due from depository institutions (from Schedule RC-A:)
	a.	Noninterest-bearing balances and currency and coin (1)	48,241
	b.	Interest bearing balances (2)	0
2.	Securities:
	a.	Held-to-maturity securities (from Schedule RC-B, column A)	0
	b.	Available-for-sale securities (from Schedule RC-B, column D)	6,214
3.	Federal Funds sold and securities purchased agreements to resell		207,000
4.	Loans and lease financing receivables (from Schedule RC-C:)
	a.	Loans and leases held for sale	0
	b.	Loans and leases, net of unearned income	2,191
	c.	LESS: Allowance for loan and lease losses	(184)
	d.	Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	2,007
5.	Trading assets (from Schedule RC-D)		0
6.	Premises and fixed assets (including capitalized leases)		5,560
7.	Other real estate owned (from Schedule RC-M)		0
8.	Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)
9.	Customers’ liability to this bank on acceptances outstanding		0
10.	Intangible assets
	a.	Goodwill	0
	b.	Other intangible assets (from Schedule RC-M)	157,661
11.	Other assets (from Schedule RC-F)		25,985
12.	TOTAL ASSETS (sum of items 1 through 11)		452,668

(1)       Includes cash items in process of collection and unposted debits.

(2)       Includes time certificates of deposit not held for trading.

LIABILITIES

13.	Deposits:
	a.	In domestic offices (sum of totals of columns A and C from Schedule RC-E)		106,894
		(1)	Noninterest-bearing (1)	53,234
		(2)	Interest-bearing	53,660
	b.	In foreign offices, Edge and Agreement subsidiaries, and IBF’
		(1)	Noninterest-bearing	0
		(2)	Interest-bearing	0
14.	Federal funds purchased and securities sold under agreements to repurchase			0
15.	Trading liabilities (from Schedule RC-D)			0
16.	Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases (from Schedule RC-M):			0
17.	Not applicable
18.	Bank’s liability on acceptances executed and outstanding			0
19.	Subordinated notes and debentures (2)			0
20.	Other liabilities (from Schedule RC-G)			43,589
21.	Total liabilities (sum of items 13 through 20)			150,483
22.	Minority interest in consolidated subsidiaries			0

EQUITY CAPITAL

23.	Perpetual preferred stock and related surplus			0
24.	Common stock			600
25.	Surplus (exclude all surplus related to preferred stock)			277,264
26.	a.	Retained earnings		24,319
	b.	Accumulated other comprehensive income (3)		2
27.	Other equity capital components (4)			0
28.	Total equity capital (sum of items 23 through 27)			302,185
29.	Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			452,668

(1)           Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)           Includes limited-life preferred stock and related surplus.

(3)           Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(4)           Includes treasury stock and unearned Employee Stock Ownership Plan shares.